EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

VeriSign, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-39212, 333-45237, 333-46803, 333-50072, 333-53230, 333-58583, 333-59458, 333-69818, 333-75236, 333-82941, 333-86178, 333-86188, 333-106395, 333-113431, 333-117908, 333-123937, 333-125052, 333-126352, 333-127249, 333-132988, 333-134026, 333-144590, and 333-147136) on Form S-8 and the registration statements (Nos. 333-74393, 333-77433, 333-89991, 333-94445, 333-72222, and 333-76386) on Form S-3 of VeriSign, Inc. (the Company) of our reports dated February 24, 2011, with respect to the consolidated balance sheets of VeriSign, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in this December 31, 2010 annual report on Form 10-K of the Company.

/s/ KPMG LLP,

Mountain View, California

February 24, 2011